EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

ebank  Financial  Services,  Inc.
Atlanta,  Georgia



     We hereby consent to the use of our report dated March 1, 2002, relating to the consolidated financial statements of ebank Financial Services, Inc., f/k/a, ebank.com, Inc. (the "Company"), in the Company's annual report on Form 10-KSB for the year ended December 31, 2002 and consent to the incorporation by reference of such report in Registration Statement No. 333-88461 on Form S-8.



                                       /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
March 28, 2003


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